Exhibit 21

SUBSIDIARIES OF TECO ENERGY, INC.

The following is a list of subsidiaries (greater than 50% owned) of TECO Energy, Inc. and their respective states or other jurisdictions of incorporation or organization.

Subsidiary Name	State or Other Jurisdiction of Incorporation or Organization
New Mexico Gas Company, Inc.	Delaware
New Mexico Gas Intermediate, Inc.	Delaware
Peoples Gas System (Florida), Inc.	Florida
SeaCoast Gas Transmission, LLC	Delaware
Tampa Electric Company	Florida
TECO Clean Advantage Corporation	Florida
TECO Coalbed Methane Florida, Inc.	Florida
TECO Diversified, Inc.	Florida
TECO Energy Foundation, Inc.	Florida
TECO EnergySource, Inc.	Florida
TECO Finance, Inc.	Florida
TECO Gemstone, Inc.	Florida
TECO Guatemala Holdings II, LLC	Florida
TECO Guatemala Holdings, LLC	Delaware
TECO Guatemala, Inc.	Florida
TECO Investments, Inc.	Florida
TECO Oil & Gas, Inc.	Florida
TECO Partners, Inc.	Florida
TECO Pipeline Holding Company, LLC	Florida
TECO Properties Corporation	Florida
TECO Services, Inc.	Florida
TECO Wholesale Generation, Inc.	Florida
TEC Receivables Corp.	Delaware